Exhibit 10.6

TERRITORIAL BANCORP INC.

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

WITH RALPH NAKATSUKA

WHEREAS, Territorial Bancorp Inc. (the “Company”) has entered into an employment agreement (the “Employment Agreement”) with Ralph Nakatsuka (the “Executive”) on November 13, 2009; and

WHEREAS, in connection with conversion of Territorial Savings Bank (the “Bank”) from a federally chartered stock savings bank to a Hawaii-chartered savings bank, the parties to the Employment Agreement wish to amend the Employment Agreement, effective June 25, 2014, in order to update the definition of “change in control” and other provisions with appropriate regulatory cross-references and to update the provisions regarding the continuation of non-taxable medical and dental coverage in the event of termination of employment due to changes in the law under the Affordable Care Act; and

WHEREAS, pursuant to Section 11 of the Employment Agreement, the parties may amend the Employment Agreement by a document made in writing and signed by both parties.

NOW THEREFORE, the Employment Agreement is hereby amended as follows:

1.                        Section 8(b)(ii) of the Employment Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding anything herein contained to the contrary, if applicable law (including, but not limited to, laws prohibiting discriminating in favor of highly compensated employees), or, if participation by the Executive is not permitted under the terms of the applicable health plans, or if providing such benefits would subject the Bank to penalties, then the Bank shall pay the Executive a cash lump sum payment reasonably estimated to be equal to the value of such non-taxable medical and dental benefits, with such payment to be made by lump sum within thirty (30) business days of the Date of Termination, or if later, the date on which the Bank determines that such insurance coverage (or the remainder of such insurance coverage) cannot be provided for the foregoing reasons.”

2.                        Section 8(c)(iii) of the Employment Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding anything herein contained to the contrary, if applicable law (including, but not limited to, laws prohibiting discriminating in favor of highly compensated employees), or, if participation by the Executive is not permitted under the terms of the applicable health plans, or if providing such benefits would subject the Bank to penalties, then the Bank shall pay the Executive a cash lump sum payment reasonably estimated to be equal to the value of such non-taxable medical and dental benefits, with such payment to be made by lump sum within thirty (30) business days of the Date of Termination, or if later, the date on which the Bank determines that such insurance coverage (or the remainder of such insurance coverage) cannot be provided for the foregoing reasons.”

3.                    Section 9(a)(i) of the Employment Agreement is hereby amended to read as follows:

(i)                               there occurs a change in control of the Company or the Bank within the meaning of the Home Owners Loan Act of 1933, as applied to the Company (at 12 C.F.R. §238.4) or to the Bank (at 12 C.F.R. Part 174) (or any successor regulation of either), as if it were a federally chartered institution.

4.                        Section 9(c)(ii) of the Employment Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding anything herein contained to the contrary, if applicable law (including, but not limited to, laws prohibiting discriminating in favor of highly compensated employees), or, if participation by the Executive is not permitted under the terms of the applicable health plans, or if providing such benefits would subject the Bank to penalties, then the Bank shall pay the Executive a cash lump sum payment reasonably estimated to be equal to the value of such non-taxable medical and dental benefits, with such payment to be made by lump sum within thirty (30) business days of the Date of Termination, or if later, the date on which the Bank determines that such insurance coverage (or the remainder of such insurance coverage) cannot be provided for the foregoing reasons.”

5.                        The last sentence of Section 15 of the Employment Agreement is amended to read as follows:

“Indemnification under this Section 15 shall be made in accordance with 12 C.F.R. §145.121 or any successor thereto.”

IN WITNESS WHEREOF, the Company and the Executive have adopted this Amendment, on the date set forth below.

TERRITORIAL BANCORP INC.

9/24/14	By	/s/ Kirk Caldwell
Date	Name:	Kirk Caldwell
	Title:	Compensation Committee Chairman

EXECUTIVE

9/24/14	/s/ Ralph Nakatsuka
Date	Ralph Nakatsuka